Exhibit 10.qq

POLARIS INDUSTRIES INC.

2003 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
As Amended and Restated on January 20, 2010

1. Purpose.  The Polaris Industries Inc. 2003 Non-Employee Director Stock Option Plan (the “Plan”) is hereby established to grant to non-employee directors of Polaris Industries Inc. (the “Company”) an opportunity to acquire Common Stock, par value $.01 per share, of the Company (“Common Stock”) and to create an incentive for such persons to serve on the Board of Directors of the Company and to contribute to its long-term growth and profitability. The Plan was approved by the Board of Directors of the Company on January 23, 2003 and shall become effective on the date it is approved by the Company’s shareholders (the “Effective Date”).

Masculine terms used herein may be read as feminine, singular terms as plural and plural terms as singular, as necessary to give effect to the Plan.

2. Eligibility.  Each member of the Board of Directors of the Company who is not an officer or full-time salaried employee of the Company or one of its subsidiaries shall be eligible to participate in the Plan. Each such person is referred to in this Plan as a “Participant.”

3. Administration.  The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company. The Committee shall have the sole and absolute power, authority and discretion to interpret the Plan, to prescribe, amend and rescind rules and regulations to further the purposes of the Plan, and to make all other determinations necessary for the administration of the Plan. All such actions by the Committee shall be final and binding. To the extent permitted by law, members of the Committee shall be indemnified and held harmless by the Company with respect to any loss, cost, liability or expense that may be reasonably incurred in connection with any claim, action, suit or proceeding which arises by reason of any act or omission under the Plan so long as such act or omission is taken in good faith and within the scope of the authority delegated herein.

4. Common Stock Subject to Plan.  There shall be reserved for issue upon the exercise of options granted under the Plan 100,000 shares of Common Stock. The number and kind of shares available for issuance under the Plan are subject to adjustment in accordance with the provisions of Section 8 hereof. If any stock option shall cease to be exercisable in whole or in part for any reason, the shares of Common Stock which were covered by such stock option but as to which the stock option had not been exercised shall again be available under the Plan. Shares issuable under the Plan shall be made available from authorized and unissued or previously issued and outstanding shares of Common Stock reacquired by the Company.

5. Grants and Terms of Options.  Options granted under this Plan shall be non-qualified stock options, i.e. they shall not be intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. Each option granted under the Plan shall be evidenced by a stock option agreement between the person to whom such option is granted and the Company or such other documentation as the Committee shall deem appropriate. Such stock option agreement shall provide that the option is subject to the following terms and conditions and to such other terms and conditions not inconsistent therewith as the Committee may deem appropriate in each case:

(a) Option Exercise Price.  The exercise price to be paid for each share of Common Stock upon the exercise of an option shall be 100% of the fair market value of the shares on the date the option is granted. As used in this Plan, the term “date the option is granted” means the date as of which the option is granted in accordance with Section 5(b). Fair market value of the shares shall mean, as of any applicable date, the closing price, regular way, of the Common Stock on the New York Stock Exchange, or if no such reported sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale.

(b) Annual Option Grants.  On the date of each Annual Meeting of Shareholders of the Company (“Annual Meeting”) that occurs after the Effective Date, each Participant who is first elected at such meeting or who is continuing as a director after such meeting shall receive an option grant for 2,000 shares of Common Stock.

(c) Discretionary Grants.  In addition to the automatic annual grants of options provided for in subsection (b) above, the Committee shall have the discretion, in special circumstances as determined by the Committee, to grant options to Participants upon the terms and conditions of this Plan. The maximum number of options that can be granted to any Participant in any single discretionary grant shall not exceed 20,000 shares.

(d) Period of Option.  Options granted hereunder shall have a term of ten (10) years from the date of grant; provided, however, that, in the event of the termination of the Participant’s service on the Board of Directors (“Termination of Service”), such term shall be determined in accordance with Section 7.

(e) Vesting and Exercisability of Options.  Each option granted under this Plan shall become vested and exercisable as of the earliest to occur of (i) the Annual Meeting next following the Annual Meeting as of which such option was granted, (ii) a Change in Control (as defined below) or (iii) the termination of the Participant’s service on the Board of Directors at or after age sixty-five (65) or as a result of the term limits applicable to members of the Board of Directors of the Company (“Retirement”) or (iv) the termination of the Participant’s service on the Board of Directors prior to age sixty-five (65) if the Participant has served on the Board of Directors for a period of ten (10) years or more (“Early Retirement”). Options shall be exercisable following cessation of a Participant’s service on the Board of Directors only to the extent provided in Section 7. The term “Change in Control” means any of the events set forth below:

(A) Any election has occurred of persons to the Board of Directors that causes at least one-half of the Board of Directors to consist of persons other than (x) persons who were members of the Board of Directors on January 23, 2003 and (y) persons who were nominated for election by the Board of Directors as members of the Board of Directors at a time when more than one-half of the members of the Board consisted of persons who were members of the Board of Directors on January 23, 2003; provided, however, that any person nominated for election by the Board of Directors at a time when at least one-half of the members of the Board of Directors were persons described in clauses (x) and/or (y) or by persons who were themselves nominated by such Board of Directors shall, for this purpose, be deemed to have been nominated by a Board of Directors composed of persons described in clause (x) (persons described or deemed described in clauses (x) and/or (y) are referred to herein as “Incumbent Directors”); or

(B) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1933, as amended) of a number of voting securities of the Company equal to or greater than 35% of the voting securities of the Company unless such acquisition has been approved by the Incumbent Directors as an acquisition not constituting a Change in Control for purposes hereof; or

(C) Any of the following: (x) a liquidation or dissolution of the Company; (y) a reorganization, merger or consolidation of the Company unless, following such reorganization, merger or consolidation, (1) the Company is the surviving entity resulting from such reorganization, merger or consolidation or (2) at least one-half of the Board of Directors of the entity resulting from such reorganization, merger or consolidation consists of Incumbent Directors; or (z) a sale or other disposition of all or substantially all of the assets of the Company unless, following such sale or disposition, at least one-half of the Board of Directors of the transferee consists of Incumbent Directors.

(f) Method of Exercise of Options.  Full payment for shares of Common Stock purchased upon the exercise of a stock option shall be made at the time the option is exercised in whole or in part. Payment of the purchase price shall be made in cash or in such other form as the Committee may approve in the applicable award agreement, including, without limitation, payment in accordance with a cashless exercise program under which, if so instructed by the Participant, shares may be issued directed to the participant’s broker or dealer upon receipt of the purchase price in cash from the broker or dealer, or by the delivery to the Company by the Participant of shares of Common Stock that have been held by the participant for at least six months prior to exercise of the option, valued at the fair market value of such shares on the date of exercise. No shares of Common Stock shall be issued to the Participant until such payment has been made, and a Participant shall have none of the rights of a stockholder with respect to options held except to the extent such options have been exercised. The tax liability associated with the exercise of a stock option under this Plan shall, unless the Committee determines otherwise, be the sole responsibility of the Participant.

6. Nontransferability.  Options granted pursuant to the Plan shall be nontransferable except by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by him, and after his death, by his personal representative or by the person entitled thereto under his will or the laws of intestate succession.

7. Termination of Service.  Upon termination of the Participant’s service on the Board of Directors for any reason, his rights to exercise options then held by him shall be only as follows:

(a) If a Participant shall die (i) while a non-employee director of the Company or (ii) within the five (5) year period specified in Section 7(b) below or within the three (3) year period specified in Section 7(c) below or within the ninety (90) day period specified in Section 7(d) below, his or her non-vested options, if any, shall be forfeited, and his or her vested options may be exercised by the person or persons to whom the Participant’s rights under the option pass by will or applicable law or if no person has that right, by his executors or administrators, at any time, or from time to time, within one (1) year of the date of his death, but in no event later than the expiration date specified in Section 5(d).

(b) If a Participant ceases to be a non-employee director of the Company by reason of Retirement, his or her options shall be deemed vested in full as of the Retirement date, and such vested options may be exercised at any time, or from time to time, within five (5) years of the date of such Retirement, but in no event later than the expiration date specified in Section 5(d).

(c) If a Participant ceases to be a non-employee director of the Company by reason of Early Retirement, his or her options shall be deemed vested in full as of the Early Retirement date, and such vested options may be exercised at any time, or from time to time, within three (3) years of the date of such Early Retirement, but in no event later than the expiration date specified in Section 5(d).

(d) If a Participant ceases to be a non-employee director of the Company for any reason other than those set forth in Sections 7(a), 7(b) and 7(c) above, his or her non-vested options shall be forfeited, and his or her vested options may be exercised by the person or persons to whom the Participant’s rights under the option pass by will or applicable law or if no person has that right, by his executors or administrators, at any time, or from time to time, within ninety (90) days the date of such cessation of service, but in no event later than the expiration date specified in Section 5(d).

8. Adjustment of Shares.  In the event of any subdivision or combination of the outstanding shares of Common Stock, stock dividend, recapitalization, reclassification of shares, sale, lease or transfer of substantially all of the assets of the Company, substantial distributions to stockholders, merger, consolidation or other corporate transactions which would result in a substantial dilution or enlargement of the rights or economic benefits inuring to Participants hereunder, the Committee shall make such equitable adjustments as it may deem appropriate in the Plan and the outstanding stock options, including, without limitation, any adjustment in the total number of shares of Common Stock which may thereafter be available under the Plan and/or in the number of shares annually granted to Participants pursuant to Section 5(b) hereof.

9. Securities Law Requirements.  The Company may require option holders, as a condition of either the grant or the exercise of an option, to represent and establish to the satisfaction of the General Counsel of the Company that all shares of Common Stock acquired upon the exercise of such option will be acquired for investment and not for resale. The Company may refuse to permit the sale or other disposition of any shares acquired pursuant to any such representation until it is satisfied that such sale or other disposition would not be in contravention of applicable state or federal securities law.

10. Governing Law.  The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Minnesota, other than the conflict of law provisions of such laws.

11. Amendment.  The Board of Directors may, by resolution, amend or revise the Plan, except that such action shall not be effective without stockholder approval if such stockholder approval is required by law or under the rules and regulations of any stock exchange or other securities market on which the Common Stock is listed or authorized for quotation. The Board of Directors may not alter or impair any options previously granted under the Plan without the consent of the holders thereof, except in accordance with the provisions of Section 8.

12. Termination.  The Plan shall terminate on the tenth (10th) anniversary of the Effective Date, unless it is sooner terminated by the Board of Directors. The Board of Directors may terminate the Plan at any time, in whole or in part, in its sole discretion. Termination of the Plan shall not affect options previously granted under the Plan.

13. Effective Date. The Plan shall be effective on the date it is approved by the Company’s shareholders.